Exhibit 4.6

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2025, is entered into by and among Southern States Bancshares, Inc., an Alabama corporation (“Southern States”), FB Financial Corporation, a Tennessee corporation (“FB Financial”), and UMB Bank, N.A., a national association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Southern States and the Trustee executed and delivered an indenture, dated as of October 26, 2022 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance by Southern States of an aggregate principal amount of $40,000,000 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”);

WHEREAS, Section 7.01 of the Indenture permits the merger of Southern States with and into another Person, provided that the Person into which Southern States is merged (i) is a corporation organized and existing under the laws of the United States and (ii) shall expressly assume, by a supplemental indenture, (x) the due and punctual payment of the principal of, and interest on, all the outstanding Notes, and (y) the due and punctual performance and observance of every obligation of the Indenture and Notes on the part of Southern States to be performed or observed;

WHEREAS, Southern States previously entered into an Agreement and Plan of Merger, by and between FB Financial and Southern States, dated as of March 31, 2025, pursuant to which Southern States will merge with and into FB Financial, with FB Financial as the surviving entity, and after which Southern States Bank, an Alabama banking corporation and wholly-owned subsidiary of Southern States, will merge with and into FirstBank, a Tennessee state-chartered bank and wholly-owned subsidiary of FB Financial, with FirstBank surviving the bank merger;

WHEREAS, pursuant to Section 8.01(1) of the Indenture, each of Southern States, FB Financial and the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder in order to evidence the succession of another Person to Southern States and the assumption by any such successor of the covenants of Southern States contained in the Indenture and in the Notes;

WHEREAS, each of Southern States and FB Financial has duly authorized the execution and delivery of this Supplemental Indenture, and copies of such resolutions have been delivered to the Trustee;

WHEREAS, there has been delivered to the Trustee the Officers’ Certificate and Opinion of Counsel described in Sections 7.01 and 8.03 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned such terms in the Indenture.

(2)            Agreement to Assume Obligations. FB Financial hereby expressly and unconditionally (a) assumes Southern States’ obligations for the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the performance and observance of every covenant of the Notes and the Indenture on the part of Southern States to be performed or observed under the Indenture, on the terms and subject to the conditions set forth in the Indenture, and (b) agrees to be bound by all other provisions of the Indenture applicable to Southern States and to perform all of the obligations and agreements of Southern States under the Indenture and the Notes. FB Financial shall be considered the “issuer” under the Notes and the Indenture and assumes all of Southern States’ liabilities as the principal debtor under the Indenture and the Notes and to be bound by the terms and conditions therein as fully as if FB Financial had been named in the Notes and the Indenture, in place of Southern States, as the principal debtor. FB Financial hereby agrees that the Notes shall remain in full force and effect notwithstanding the absence of the endorsement of any notation by FB Financial on the Notes.

(3)            Agreements to Definitions in the Indenture and the Notes. The term “Southern States Bancshares, Inc.” in the Indenture and the Notes is hereby amended by replacing it with “FB Financial Corporation,” which shall be defined as “a Tennessee corporation,” and any and all references to “Southern States Bancshares, Inc.” in the Indenture and/or Notes shall be replaced with “FB Financial Corporation.” For the avoidance of doubt, FB Financial shall be considered the “issuer” under the Indenture and the Notes.

(4)            Effectiveness. This Supplemental Indenture shall become effective on the date set forth above.

(5)            Governing Law; Waiver of Jury Trial. This Supplemental Indenture will be governed by and subject to the provisions of Sections 1.12 and 1.16 of the Indenture.

(6)            Counterparts. This Supplemental Indenture may be executed in one or more duplicate counterparts and by electronic transmission and when signed by all of the parties listed below shall constitute a single binding agreement. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.

(7)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the parties hereto, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected and amended by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

(9)            Address for Notices. All notices or other communications to be addressed to Southern States as contemplated by Section 1.05 of the Indenture shall be addressed to FB Financial as follows:

FB Financial Corporation

1221 Broadway Suite 1300

Nashville, Tennessee 37203

(10)          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of, and makes no representations with respect to, (a) the validity or sufficiency of this Supplemental Indenture, (b) the proper authorization hereof by the other parties hereto by corporate action or otherwise, (c) the due execution hereof by any other party hereto, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of the assumption by FB Financial of Southern States’ obligations under the Indenture and the Notes provided for herein, (e) the form or substance of this Supplemental Indenture, or (f) the validity, sufficiency or correctness of the recitals contained herein, all of which recitals are made solely by Southern States and FB Financial. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. FB Financial hereby affirms its obligations under Section 5.07 of the Indenture to indemnify the Trustee against any and all loss, liability, damage, cost or expense (including reasonable attorneys’ fees) incurred by the Trustee in connection with its acceptance or administration of this Supplemental Indenture. This indemnity shall survive the satisfaction and discharge of the Indenture, termination of the Indenture and/or the resignation or removal of the Trustee as expressly provided in Section 5.07 of the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SOUTHERN STATES BANCSHARES, INC.

By:
Name:
Title:

FB FINANCIAL CORPORATION

By:
Name:
Title:

UMB BANK, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]